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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-94141 of Telecomunicaciones de Puerto Rico, Inc. on Form S-8 of our report dated February 22, 2002, appearing in this Annual Report on Form 10-K of Telecomunicaciones de Puerto Rico, Inc. for the year ended December 31, 2001.


Ernst & Young LLP
San Juan, Puerto Rico

March 20, 2002



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-94141 of Telecomunicaciones de Puerto Rico, Inc. on Form S-8 of our report dated March 9, 2001 on our audits of the consolidated financial statements and financial statement schedule of Telecomunicaciones de Puerto Rico, Inc. for each of the two years in the period ended December 31, 2000, appearing in this Annual Report on Form 10-K for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP
San Juan, Puerto Rico

March 18, 2002